                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated January 30, 1997, except for Note 9, as to which the date is March 3, 1997 in the Registration Statement (Form S-1) and the related Prospectus of Vista Medical Technologies, Inc. for the registration of 4,025,000 shares of its common stock.

                                          ERNST & YOUNG LLP

San Diego, California
March 7, 1997